Exhibit 99.1

Veritone Reports First Quarter 2022 Results

-  Q1 Revenue of $34.4 Million Increased 88% for GAAP and 45% for Pro Forma Year over Year -

- Q1 Software Revenue of $18.2 Million Grew 288% for GAAP and 78% for Pro Forma Year over Year -

- Q1 SaaS Customers Increased to 559, Up 45% on a Pro Forma Basis Year over Year -

- Q1 New Bookings of $9.6 Million, Up 292% Year over Year -

- Held $237.6 Million Cash and Cash Equivalents at March 31, 2022 (1)-

DENVER, CO – May 3, 2022 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive enterprise AI platform, today reported results for the first quarter ended March 31, 2022.

“For the first quarter of 2022, Veritone delivered growth with GAAP revenue up 88%, Pro Forma revenue up 45%, new bookings up 292%, non-volume hiring customers up 100%, and software customers up 45% versus first quarter of 2021,” said Chad Steelberg, Chairman and CEO of Veritone. “More importantly, looking ahead, we continue to see strong demand for aiWARE and remain very bullish on our projected growth. In every economy, artificial intelligence helps companies innovate, differentiate and expand their products and offerings as well as provides them with tools to better optimize, automate and reduce costs and inefficiencies.”

Ryan Steelberg, President of Veritone added, “AI is alive and growing stronger every day. Our record bookings, strong retention, and new market offerings validate our strategy and investments. In fact, our platform has never been more important to our customers than right now. Notably, our efficient recruitment and hiring is even more critical across all industries and becomes a strategic advantage for those that embrace Veritone’s AI solutions sooner. AI is a singularly disruptive innovation that we believe is still in its early stages of adoption and impact, and Veritone is committed to leading that innovation.”

Financial Highlights: First Quarter 2022 Compared to First Quarter 2021

•	Revenue increased 88% on a GAAP basis and 45% on a Pro Forma basis to $34.4 million.
•	Software Products & Services Revenue increased 288% on a GAAP basis and 78% on a Pro Forma basis to $18.2 million.
•	Gross profit increased 104% on a GAAP basis and 48% on a Pro Forma basis to $27.5 million.
•	GAAP net loss was $28.7 million, as compared to $30.6 million.
•	Non-GAAP net loss was $5.2 million, as compared to $3.9 million.
•	Cash and cash equivalents(1) were $237.6 million at March 31, 2022, as compared to $127.5 million at March 31, 2021. Pro Forma basis assumes Veritone owned PandoLogic since the beginning of 2021.

(1) Including approximately $69.5 million of cash received from Managed Services clients for future payments to vendors.

	Three Months Ended March 31,
Unaudited (in $000s, except ending customers)	2022	2021	Percent Change
Revenue	$34,407	$18,295	88%
Gross Profit(1)	$27,504	$13,472	104%
Net Loss	$(28,440)	$(30,567)	7%
Non-GAAP Net Loss(1)	$(5,172)	$(3,920)	(32%)
Non-GAAP Net Loss (Pro Forma)	$(5,172)	$(4,406)	(17%)

	Three Months Ended March 31,
Software Products & Services Supplemental Financial Information - Pro Forma (1)	2022	2021	Percent Change
Software Revenue	$18,167	$10,183	78%
Ending Customers	559	385	45%
AAR	$207	$199	4%
Total New Bookings	$9,574	$2,442	292%

(1) See tables for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definition of Software Products & Services Supplemental Financial Information

Recent Business Highlights

•	Launched Veriverse™, a portfolio of integrated AI solutions for content IP owners and individuals leveraging the metaverse, NFTs and blockchain.
•	Selected by Marubeni for price, demand, and generation forecasts via Veritone iDERMS™ solution at its pilot site in southern California.
•	Partnered with EMPA GmbH to transform video search and discovery with AI during ADAC TotalEnergies 24h Nurburgring Race.
•	Partnered with OOONA to create synthetic audio descriptions for Silver Trak Digital, a major APAC localization and media services company.
•	Won various awards:
o	Veritone Avatar™: 2022 NAB Show Product of the Year Award
o

Veritone Voice™: Best Artificial Intelligence at the 14th Annual Media Excellence Awards, the Best Podcasting Advertising Software from Quill, and a silver from Los Angeles American Advertising Awards for Innovative Use of the Interactive/Technology

o	Veritone iDERMS: CIO Review Magazine 20 Most Promising Energy Tech Solution Providers 2022
o	Veritone’s workplace excellence: three Comparably Awards for Q1 2022: Best Company Outlook, Best Places to Work in Los Angeles and Best Marketing Teams

Business Outlook

Second Quarter 2022

•	Revenue is expected to be in the range of $38.0 million to $39.0 million, as compared to $19.2 million in the second quarter of 2021.
•	Non-GAAP net loss is expected to be in the range of $3.5 million to $2.5 million, as compared to $3.9 million in the second quarter of 2021.

Full Year 2022

•	Revenue is expected to be in the range of $180.0 million to $190.0 million, as compared to $115.3 million in 2021.
•	Non-GAAP net income is expected to be in the range of $10.0 million to $17.0 million, as compared to $6.8 million in 2021.

Financial Results for Three Months Ended March 31, 2022

Achieved record first quarter revenue of $34.4 million, up 88% from $18.3 million in the first quarter of 2021.  Software Products & Services revenue reached $18.2 million, 288% greater than the first quarter of 2021, driven by PandoLogic.  Managed Services revenue grew to $16.2 million, up 19% compared to the first quarter of 2021, driven by 61% growth in content licensing services.  Gross profit increased to $27.5 million, up $14.0 million, or 104%, compared to the first quarter of 2021, driven by the PandoLogic contribution and organic revenue growth.  Gross margin improved to 80%, compared to 74% in the first quarter of 2021.

GAAP net loss was $28.4 million, compared to $30.6 million in the first quarter of 2021.  Non-GAAP net loss was $5.2 million, compared to $3.9 million in the first quarter of 2021.  This was largely driven by higher investments in people and infrastructure costs to grow and scale, coupled with certain one-time non-recurring customer credits incurred in the first quarter 2022 as a result of a site upgrade from one of the third-party hiring platforms, offset by increased gross margins year over year.

As of March 31, 2022, the Company had cash and cash equivalents of $237.6 million, including approximately $69.5 million of cash received from Managed Services clients for future payments to vendors.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Tuesday, May 3, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its first quarter 2022, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

•	Preregister*:https://dpregister.com/sreg/10164975/f20f8f7f2b
•	Live audio webcast:investors.veritone.com
•	Domestic call number:844-750-4897
•	International call number:412-317-5293

Please ask to be joined into the Veritone call.

* Callers who pre-register will be emailed, upon registering and again on the day of the call, a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through May 17, 2022:

•	Replay number:877-344-7529
•	International replay number:412-317-0088
•	Replay ID: 8147737

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including “Non-GAAP net income (loss)” and “Non-GAAP net income (loss) per share.” Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs.  The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release.  In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.  Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s talent acquisition software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

Pro Forma includes historical Software Products & Services revenue from the past five fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its rapidly growing pipeline of business, the Company’s expected total revenue and Non-GAAP net income(loss) for Q2 2022 and for full year 2022. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Investor Relations and Capital Markets

Veritone, Inc.

(415) 203-8265

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	March 31,	December 31,
	2022	2021
ASSETS

Cash and cash equivalents	$237,553	$254,722
Accounts receivable, net	66,975	85,063
Expenditures billable to clients	19,693	27,180
Prepaid expenses and other current assets	12,519	12,117
Total current assets	336,740	379,082
Property, equipment and improvements, net	2,137	1,556
Intangible assets, net	86,563	88,247
Goodwill	36,630	34,058
Long-term restricted cash	856	855
Other assets	6,078	230
Total assets	$469,004	$504,028

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$38,345	$46,711
Accrued media payments	96,327	86,923
Client advances	7,968	10,561
Contingent consideration, current	134	19,988
Other accrued liabilities	22,993	27,093
Total current liabilities	165,767	191,276
Convertible senior notes, non-current	195,381	195,082
Contingent consideration, non-current	35,416	24,737
Other non-current liabilities	16,440	13,078
Total liabilities	413,004	424,173
Total stockholders' equity	56,000	80,579
Total liabilities and stockholders' equity	$469,004	$504,752

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$34,407	$18,295
Operating expenses:
Cost of revenue	6,923	4,823
Sales and marketing	11,069	6,427
Research and development	9,883	4,960
General and administrative	28,917	31,543
Amortization	4,693	1,078
Total operating expenses	61,485	48,831
Loss from operations	(27,078)	(30,536)
Other expense, net	(1,186)	(9)
Loss before provision for income taxes	(28,264)	(30,545)
Provision for income taxes	177	22
Net loss	$(28,441)	$(30,567)
Net loss per share:
Basic and diluted	$(0.80)	$(0.95)
Weighted average shares outstanding:
Basic and diluted	35,476,948	32,172,038
Comprehensive loss:
Net loss	$(28,441)	$(30,567)
Foreign currency translation gain, net of income taxes	190	7
Total comprehensive loss	$(28,251)	$(30,560)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(28,441)	$(30,567)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,891	1,253
Loss on disposal of fixed assets	—	1,894
Provision for doubtful accounts	194	5
Loss on sublease	—	1,211
Change in deferred taxes	(426)	—
Change in fair value of contingent consideration	11,641	—
Stock-based compensation expense	4,847	21,610
Amortization of debt issuance costs	299	—
Changes in assets and liabilities:
Accounts receivable	18,982	(7,439)
Expenditures billable to clients	7,487	2,236
Prepaid expenses and other assets	(18)	1,507
Other assets	(895)	—
Accounts payable	(8,384)	3,554
Accrued media payments	8,770	9,517
Client advances	(2,593)	1,825
Other accrued liabilities	(6,104)	(103)
Other liabilities	(116)	(294)
Net cash provided by operating activities	10,134	6,209

Cash flows from investing activities:
Minority investment	(2,000)	—
Capital expenditures	(735)	(100)
Acquisitions, net of cash acquired	(1,319)	—
Net cash used in investing activities	(4,054)	(100)

Cash flows from financing activities:
Payment of contingent considerations	(14,376)	—
Proceeds from common stock offerings, net	(9,441)	—
Proceeds from the exercise of warrants	—	2,279
Proceeds from issuances of stock under employee stock plans, net	569	4,254
Net cash (used in) provided by financing activities	(23,248)	6,533

Net (decrease) increase in cash and cash equivalents and restricted cash	(17,168)	12,642
Cash and cash equivalents and restricted cash, beginning of period	255,577	115,672
Cash and cash equivalents and restricted cash, end of period	$238,409	$128,314

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31, 2022
		Government &
	Commercial	Regulated
	Enterprise	Industries	Total
Total Software Products & Services	$17,386	$781	$18,167

Managed Services
Advertising	10,968	—	10,968
Licensing	5,272	—	5,272
Total Managed Services	16,240	—	16,240

Total Revenue	$33,626	$781	$34,407

	Three Months Ended
	March 31, 2021
		Government &
	Commercial	Regulated
	Enterprise	Industries	Total
Total Software Products & Services	$3,395	$1,290	$4,685

Managed Services
Advertising	10,327	—	10,327
Licensing	3,283	—	3,283
Total Managed Services	13,610	—	13,610

Total Revenue	$17,005	$1,290	$18,295

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)

(in thousands)
	Three Months Ended March 31,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(6,100)	$(22,341)	$(28,441)	$(2,825)	$(27,742)	$(30,567)
Provision for income taxes	173	4	177	—	22	22
Depreciation and amortization	4,775	116	4,891	1,083	170	1,253
Stock-based compensation expense	1,983	2,833	4,816	2,695	18,915	21,610
Change in fair value of Contingent consideration	—	11,641	11,641	—	—	—
Interest expense	—	1,182	1,182	—	—	—
Acquisition and due diligence costs	—	561	561	—	—	—
State sales tax reserve	—	—	—	—	138	138
Charges related to sublease	—	—	—	—	3,367	3,367
Severance and executive search	—	—	—	250	7	257
Non-GAAP Net Income (Loss)	$831	$(6,004)	$(5,173)	$1,203	$(5,123)	$(3,920)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	June 30, 2022	December 31, 2022
Net loss	($18.1) to ($17.1)	($63.3) to ($56.3)
Provision for income taxes	$1.1	$6.4
Interest expense	$0.9	$3.6
Depreciation and amortization	$4.3	$19.1
Contingent consideration	$1.8	$18.0
Stock-based compensation expense	$6.5	$26.2
Non-GAAP net income (loss)	($3.5) to ($2.5)	$10.0 to $17.0

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$34,407	$18,295
Cost of revenue	6,923	4,823
Non-GAAP gross profit	27,484	13,472

GAAP cost of revenue	6,923	4,823
Stock-based compensation expense	(20)	—
Non-GAAP cost of revenue	6,903	4,823

GAAP sales and marketing expenses	11,069	6,427
Stock-based compensation expense	(463)	(898)
Severance and executive search	—	(236)
Non-GAAP sales and marketing expenses	10,606	5,293

GAAP research and development expenses	9,883	4,960
Stock-based compensation expense	(1,004)	(1,019)
Severance and executive search	—	(14)
Non-GAAP research and development expenses	8,879	3,927

GAAP general and administrative expenses	28,917	31,543
Depreciation	(198)	(175)
Stock-based compensation expense	(3,329)	(19,693)
Warrant expense	—	—
Change in fair value of contingent consideration	(11,641)	—
Charges related to sublease	—	(3,367)
State sales tax reserve	—	(138)
Acquisition and due diligence costs	(561)	—
Severance and executive search	—	(7)
Non-GAAP general and administrative expenses	13,188	8,163

GAAP amortization	(4,693)	(1,078)

GAAP loss from operations	(27,078)	(30,536)
Total non-GAAP adjustments (1)	21,909	26,625
Non-GAAP loss from operations	(5,169)	(3,911)

GAAP other expense, net	(1,186)	(9)
Change in fair value of warrant liability	—	—
Interest expense	1,182	—
Gain on sale of asset	—	—
Non-GAAP other expense, net	(4)	(9)

GAAP loss before income taxes	(28,264)	(30,545)
Total non-GAAP adjustments (1)	23,091	26,625
Non-GAAP loss before income taxes	(5,173)	(3,920)

Income tax provision	177	22

GAAP net loss	(28,441)	(30,567)
Total non-GAAP adjustments (1)	23,268	26,647
Non-GAAP net loss	$(5,173)	$(3,920)

Shares used in computing non-GAAP basic and diluted net loss per share	35,477	32,172
Non-GAAP diluted net loss per share	$(0.15)	$(0.12)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

Supplemental Financial Information

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2021	2021	2021	2021	2022
Software Revenue - Pro Forma (in 000's) (1)	$10,183	$20,072	$21,860	$40,223	$18,167
Ending Customers (2)	385	419	433	529	559
Average Annual Revenue (AAR) (000's) (3)	$199	$203	$208	$209	$207
Total New Bookings (in 000's) (4)	$2,442	$4,896	$3,356	$8,317	$9,574
Gross Revenue Retention (5)	>90%	>90%	>90%	>90%	>90%

(1) “Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past five (5) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

(2) “Ending Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods.

(3) “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Customers who are no longer customers as of the current period end, or Current Period Ending Customer Revenue. We then divide the total Current Period Ending Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2021	2021	2021	2021	2022
Avg billings per active Managed Services client (in 000's) (6)	$582	$622	$615	$625	$684
Revenue during quarter (in 000's) (7)	$10,327	$9,968	$9,647	$10,857	$10,735

(6) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(7) Managed Services revenue and metrics exclude content licensing and media services.

Source: Veritone, Inc.